PLANET ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                                   EXHIBIT 11

                         EARNINGS PER SHARE (UNAUDITED)


                                                     FOR THE THREE   FOR THE THREE   FOR THE SIX     FOR THE SIX
                                                     MONTHS ENDED    MONTHS ENDED    MONTHS ENDED    MONTHS ENDED
                                                     FEBRUARY 28,    FEBRUARY 29,    FEBRUARY 28,    FEBRUARY 29,
                                                         2001            2000            2001            2000
                                                     ------------    ------------    ------------    ------------
BASIC EARNINGS PER SHARE:
(Loss) Income from Continuing Operations             $   (759,746)   $   (413,529)   $ (1,191,451)   $  1,053,504
Less Preferred Stock Dividends                            (78,740)        (80,510)       (158,365)       (160,135)
                                                     ------------    ------------    ------------    ------------
     (Loss) Income from Continuing
     Operations Available to Common
     Stockholders                                        (838,486)       (494,039)     (1,349,816)        893,369


     (Loss) from Discontinued
     Operations, net of income taxes                           --          (8,653)             --         (20,526)


     Gain on Disposal of Discontinued
     Operations, net of income taxes                           --          35,777              --          35,777
                                                     ------------    ------------    ------------    ------------

Net (Loss) Income Available to
Common Stockholders                                  $   (838,486)   $   (466,915)   $ (1,349,816)   $    908,620
                                                     ------------    ------------    ------------    ------------

Weighted Average Shares Outstanding                    12,434,495      12,307,749      12,434,495      12,227,339
                                                     ------------    ------------    ------------    ------------
     Per Share Detail:
          (Loss)Income: Continuing
           Operations                                $       (.07)   $       (.04)   $       (.11)   $        .07
          (Loss): Discontinued Operations                      --               *              --               *
          Gain on Disposal of
          Discontinued Operations                              --               *              --               *
                                                     ------------    ------------    ------------    ------------

    BASIC EPS-Total                                  $       (.07)   $       (.04)   $       (.11)   $        .08
                                                     ============    ============    ============    ============


DILUTED EARNINGS PER SHARE:

(Loss) Income from Continuing Operations Available
to Common Shareholders                               $   (838,486)   $   (494,039)   $ (1,349,816)   $    893,369
Add Back Preferred Stock Dividends                         78,740          80,510         158,365         160,135
                                                     ------------    ------------    ------------    ------------
        Adjusted (Loss) Income:
        Continuing Operations                            (759,746)       (413,529)     (1,191,451)      1,053,504
        (Loss) from Discontinued
         Operations                                            --          (8,653)             --         (20,526)
        Gain on Disposal of
        Discontinued Operations                                --          35,777              --          35,777
                                                     ------------    ------------    ------------    ------------
Net (Loss) Income Available to
Common Stockholders                                  $   (759,746)   $   (386,405)   $ (1,191,451)   $  1,068,755
                                                     ------------    ------------    ------------    ------------
Weighted Average and Dilution Shares:
       Weighted Average Shares
        Outstanding                                    12,434,495      12,307,749      12,434,495      12,227,339
        Conversion of Warrants                                 --              --              --             N/A
        Exercise of Options                                    --              --              --           1,853
        Conversion of Preferred Stock                          --              --              --       5,577,552
                                                     ------------    ------------    ------------    ------------
                                                       12,434,495      12,307,749      12,434,495      17,806,744
                                                     ------------    ------------    ------------    ------------
    Per Share Detail:
             (Loss) Income: Continuing
              Operations                             $          +    $       (.04)   $          +    $        .06
             (Loss): Discontinued
              Operations                                        +               *               +               *
             Gain on Disposal of
             Discontinued Operations                            +               *               +               *
                                                     ------------    ------------    ------------    ------------

DILUTED EPS-Total                                    $          +    $       (.04)   $          +    $        .06
                                                     ============    ============    ============    ============
+ANTI-DILUTIVE
*LESS THEN $.01 PER SHARE